UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported) May 19, 2014

WATSCO, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

1-5581	59-0778222
(Commission File Number)	(IRS Employer Identification No.)

2665 South Bayshore Drive, Suite 901

Miami, Florida 33133

(Address of Principal Executive Offices, Including Zip Code)

(305) 714-4100

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Watsco, Inc., a Florida corporation (the “Company”), held its Annual Meeting on May 19, 2014. The final voting results for the proposals submitted to a vote of the Company’s shareholders at the Annual Meeting are as follows:

Proposal 1. Election of Steven R. Fedrizzi to serve as a Common stock director until the Company’s 2017 annual meeting of shareholders and election of Denise Dickins, Paul F. Manley and Bob L. Moss to serve as Class B common stock directors until the Company’s 2017, 2017 and 2016 annual meetings of shareholders, respectively. Mr. Fedrizzi was elected by holders of the Company’s Common stock, voting as a single class, and Ms. Dickins and Messrs. Manley and Moss were elected by holders of the Company’s Class B common stock, voting as a single class:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Common Stock:
Steven R. Fedrizzi	23,970,141	2,953,694	—

Class B Common Stock:
Denise Dickins	47,291,590	11,620	—
Paul F. Manley	47,291,590	11,620	—
Bob L. Moss	47,291,590	11,620	—

Additionally, on May 19, 2014, the Board of Directors of the Company appointed Bob L. Moss to Vice Chairman of the Board.

Proposal 2. Approval of the Watsco, Inc. 2014 Incentive Compensation Plan. The combined vote of the Company’s Common and Class B common stock was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
58,223,548	15,771,008	232,489	—

Proposal 3. Approval of a non-binding advisory resolution regarding the compensation of the Company’s named executive officers. The combined vote of the Company’s Common and Class B common stock was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
54,597,940	19,290,772	338,333	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WATSCO, INC.

Dated: May 22, 2014	By:	/s/ Ana M. Menendez
Ana M. Menendez
Chief Financial Officer

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